CREDIT AGREEMENT
relating to an overdraft and contingent liability facility

BETWEEN:

1)	Interface Europe B.V., established in Scherpenzeel, The Netherlands,
Interface Scherpenzeel B.V., established in Scherpenzeel, The Netherlands,
Interface Nederland B.V., established in Scherpenzeel, The Netherlands,
Interface Flooring B.V., established in Scherpenzeel, The Netherlands,
Interface Belgium B.V., established in Scherpenzeel, The Netherlands,
Interface International B.V., established in Scherpenzeel, The Netherlands,
Interface Eastern Europe B.V., established in Scherpenzeel, The Netherlands,
Heuga Home Flooring B.V., established in Scherpenzeel, The Netherlands,
Interface Foreign Investments B.V., established in Scherpenzeel, The Netherlands individually or together hereinafter referred to as the 'Borrower',

2)	ABN AMRO Bank N.V., having its registered office in Amsterdam, The Netherlands, hereinafter referred to as 'ABN AMRO'.

IT IS HEREBY AGREED AS FOLLOWS:

1.	FACILITY

ABN AMRO grants to the Borrower until further notice a facility (the 'Facility') on the terms and conditions and at the rates and charges stated in this agreement. ABN AMRO may from time to time review the terms and conditions of the Facility.

The amount of the Facility (the 'Facility Amount') shall be:
Period	EUR (in millions)
1 January 2007 - 30 April 2007	20
1 May 2007 - 30 September 2007	26
1 October 2007 - 30 April 2008	15
1 May 2008 - 30 September 2008	21
1 October 2008 - 30 April 2009	10
1 May 2009 - 30 September 2009	16
From 1 October 2009	5

The Borrower may reduce the Facility Amount at the end of each quarter in full or in part (if in part subject to a minimum amount of EUR 5,000,000) subject to 5 business days’ notice.

The Facility will replace the existing facility as granted under the Credit Agreement dated 4 November 2003, and all outstanding amounts are deemed to be made and outstanding under this Facility.

2.	PURPOSE

The Facility is granted to refinance (in part) an intercompany loan provided by Interface Global Company ApS. of Denmark, and to finance the general working capital needs of the Borrower.

3. UTILISATION

The Facility may be utilised by way of:

a)	Overdraft in euro (including the issuance of guarantees with a tenor of up to 1 year) and or any freely available currency on the current accounts of the Borrower; and/or

b)	a Contingent Liability Facility for the purpose of issuing guarantees with a tenor exceeding one year up to an aggregate amount of EUR 2,000,000.

The aggregate of amounts outstanding by way of overdraft and each amount utilised under the contingent liability facility shall not exceed the Facility Amount.

4. RATES AND CHARGES

a)
Interest on debit balances on the current accounts of the Borrower will be charged at the rate of 1% per annum over ABN AMRO Euro Base Rate (presently 4% per annum, subject to a minimum ABN AMRO Euro Base Rate of 3.5% per annum).

b)
Commission will be calculated on the basis of 1% per annum or part thereof on the maximum amount and for the maximum duration of each guarantee and or documentary letter of credit issued hereunder and will be payable quarterly in advance.

Issuing, amending and other fees will be charged in accordance with ABN AMRO's then current fees tariff.

Commission and fees will be debited to the accounts of the Borrower held with ABN AMRO.

c)	An arrangement fee of EUR 0.1% on the Facility Amount will be payable upon acceptance of this agreement.

d)	A facility fee shall be calculated on the basis of 0.5% per annum over the undrawn part, to be rounded down to whole millions, of the Facility Amount, payable three monthly in arrears.

5. SECURITY, FINANCIAL COVENANTS AND UNDERTAKINGS

SECURITY

I
To the extent the Borrower is not already obliged to do so on any other basis, the Borrower hereby further undertakes to provide ABN AMRO with all of the following security as security for the obligations referred to in I.3.1. of the Provisions (the Provisions being defined in clause 8 below):

-	a right of pledge on all assets referred to in article 18 of the GBC (the GBC being defined in clause 7 below).
-
In order to effectuate the above, the Borrower hereby pledges to ABN AMRO, to the extent not already pledged to ABN AMRO in accordance with article 18 of the GBC, the present and future debts owing - as regards future debts, the pledge being made in advance - by ABN AMRO to the Borrower as security as stated above. The Borrower hereby grants ABN AMRO a power of attorney to pledge these debts, at any time and repeatedly, to itself on behalf of the Borrower. This power of attorney is unconditional and irrevocable.

- a right of pledge on the rights of recourse and the subrogated rights arising pursuant to the joint and several liability referred to in I.4.3. of the Provisions.
In order to effectuate the above, the Borrower hereby pledges to ABN AMRO, to the extent not already pledged in accordance with I.4.3. of the Provisions, his aforementioned rights of recourse as security stated above. If the Borrower is subrogated to the rights of ABN AMRO, ABN AMRO reserves a pledge on the subrogated rights as security as stated above.

ABN AMRO hereby accepts the above rights of pledge. This agreement constitutes a notice of these pledges to the other parties referred to as the Borrower and to ABN AMRO.

II	(i)
Revolving mortgage of EUR 26,000,000 plus 40% for interest and costs, on the properties with the cadastral numbers Scherpenzeel D 3953, 3958, 3579, 3774, and 2370. Full details will be included in the mortgage deed.

(ii) a first ranking pledge of stocks and/or machinery and equipment and/or receivables to be laid down in a pledge agreement. Though obliged to pledge the inventory and receivables to ABN AMRO on an on-going basis, the Borrower need only provide ABN AMRO, until further notice, with an itemised and duly signed list of pledged inventory and receivables at the beginning of every quarter.

(iii) joint and several liability of all parties named under 1. above, pursuant to I.4. of the Provisions.

After a reduction of the Facility Amount in accordance with clause 1 of this Agreement ABN AMRO and the Borrower may agree - on a case-by case scenario - on a release of any of the securities (in part or in its entirety) mentioned under (i) and (ii) of this clause.

FINANCIAL COVENANTS

With a view to the continuity of the Borrower’s business, ABN AMRO deems it necessary that the following criteria must be satisfied throughout the Facility period.

a.	INTEREST COVERAGE RATIO. The Borrower’s interest coverage ratio must amount to at least 5.

b.	TOTAL DEBT/EBITDA. The Borrower’s total debt/ebitda ratio must amount to no more than 3.

c.	TANGIBLE NET WORTH/TOTAL ASSETS. The Borrower’s tangible net worth must represent at least 30% of the adjusted balance sheet total.

For the purpose of monitoring these covenants,

adjusted balance sheet total is understood to mean:
total assets minus the sum of (a) intangible assets, (b) deferred tax assets, (c) participating interests, (d) receivables from shareholders and/or directors, (e) shares held in the own company and (f) intercompany loans, as shown in the annual accounts;

annual accounts is understood to mean:
the “company prepared” consolidated financial statements;

interest coverage ratio is understood to mean:
earnings before interest and taxation divided by the sum of gross interest paid and capitalised interest, as shown in the annual accounts;

tangible net worth is understood to mean:
issued and paid-up share capital plus reserves, deferred tax liabilities and loans subordinated to the Borrower’s debts to ABN AMRO, minus intangible assets, deferred tax assets, participating interests, receivables from shareholders and/or directors and shares (the Borrower) holds in his own company, as shown in the annual accounts; and

total debt/ebitda ratio is understood to mean:
the total interest-bearing debt (including subordinated loans) divided by earnings before interest, taxation and amortization, as shown in the annual accounts.

UNDERTAKINGS

-
(NEGATIVE PLEDGE.) As long as the Borrower owes ABN AMRO any sum on any account whatsoever, or may in any manner become indebted to ABN AMRO as a result of present or future obligations, the Borrower shall not:

(i) transfer, or promise to transfer, title to all or any of its assets to an unaffiliated third party; nor
(ii) transfer, or promise to transfer, title to any of the assets constituting collateral under this facility to any affiliated third party, except where such transfer forms part of its ordinary business up to an aggregate amount of EUR 3,000,000, or charge, or promise to charge, all or any of its assets in favour of a third party unless it has obtained the prior express consent (not to be unreasonably withheld) of ABN AMRO with the exception of the Borrower’s operating lease arrangements with Amstel Lease and BPF Onroerend Goed Lease en Financieringen B.V. / BPF Onroerend Goed Advies en Transacties B.V. (together hereinafter referred to as “BPF”).

- on first demand of ABN AMRO the Borrower will provide ABN AMRO with full cash cover (to be held on a duly pledged deposit account) in respect of all outstanding guarantees issued on behalf of the Borrower by ABN AMRO;

- The Borrower will not enter into credit agreements with third parties exceeding an aggregate amount of EUR 1,000,000 without the consent (not to be unreasonably withheld) of ABN AMRO with the exception of the Borrower’s operating lease transactions with Amstel Lease and BPF. ABN AMRO is aware of the existing operating leasing arrangement with Amstel Lease (Operational Lease Agreement number 371561.00 regarding packaging line, dated 1.11.6) and the operating lease arrangements with BPF (Operational Lease Agreements regarding register-bound good Industrielaan 15 resp. Glashorst 135, as lastly amended per deed dated 22.9.5);

- ABN AMRO will receive a list of the Borrower's accounts payable to trade suppliers at the beginning of every quarter.

-	The Borrower shall inform ABN AMRO immediately if:
a)
the Borrower fails to comply with or fulfil, at the time and in the manner required, any obligation under any other contractual obligation, loan or financing arrangement with or any guarantee towards third parties exceeding an aggregate amount of EUR 1,000,000;and/or

b)
when the Borrower becomes aware if Interface Inc. fails to comply with or fulfil, at the time and in the manner required, any obligation under any loan or financing arrangement with or any guarantee towards third parties exceeding an aggregate amount of EUR 1,000,000.

6. CONDITIONS PRECEDENT

In addition to any other condition required to be fulfilled hereunder, ABN AMRO requires

a)	a copy of this agreement duly signed on behalf of the Borrower; and

b)	a copy of the Borrower’s current Articles of Association (Statuten) and extract from the Trade Register of the Chamber of Commerce (Uittreksel Handelsregister); and

c)	copies of documents acceptable to ABN AMRO to authenticate the identity of the signatories representing the Borrower.

7.  GENERAL BANKING CONDITIONS

The ABN AMRO General Banking Conditions (the 'GBC') shall apply to the relationship between ABN AMRO and the Borrower.

8.  INCORPORATION OF ABN AMRO CONDITIONS

ABN AMRO General Credit Provisions dated July 2006 (the 'Provisions') shall be incorporated into this agreement. By the execution of this agreement the Borrower acknowledges receipt of a copy of the GBC and the Provisions and agrees to the terms of the GBC, the Provisions and this agreement. In the event of any conflict with the GBC and or the Provisions, the terms of this agreement shall prevail.

Contrary to the Provisions, article I.5 (negative pledge) shall be replaced by the negative pledge section in clause 5 of this agreement.

Part III of the Provisions shall not apply to the Facility.

Agreed and signed in Scherpenzeel on March 9, 2007/ and in Amsterdam on 19 February 2007.

Interface Europe B.V.	ABN AMRO Bank N.V.

/s/ J. Hasselman	/s/ J.J.M. van de Ven
Name: J. Hasselman
Title: Director

/s/ A. H. van Keken	/s/ R.M.H. Doornweerd
Name: A.H. van Keken
Title: Director

Interface Scherpenzeel B.V.	Interface Nederland B.V.

/s/ J. Hasselman	/s/ J. Hasselman
Name: J. Hasselman	Name: J. Hasselman
Title: Director	Title: Director

/s/ A. H. van Keken
Name: A.H. van Keken
Title: Director

Interface Flooring B.V.	Interface Belgium B.V.

/s/ J. Hasselman	/s/ J. Hasselman
Name: J. Hasselman	Name: J. Hasselman
Title: Director	Title: Director

/s/ A. H. van Keken
Name: A.H. van Keken
Title: Director of Interface Europe bv

Interface International B.V.	Interface Eastern Europe B.V.

/s/ J. Hasselman	/s/ J. Hasselman
Name: J. Hasselman	Name: J. Hasselman
Title: Director	Title: Director

/s/ A. H. van Keken
Name: A.H. van Keken
Title: Director

Heuga Home Flooring B.V.	Interface Foreign Investments B.V.

/s/ J. Hasselman	/s/ J. Hasselman
Name: J. Hasselman	Name: J. Hasselman
Title: Director	Title: Director

ABN AMRO GENERAL CREDIT PROVISIONS

consisting of:

I	Common Provisions

II	General Provisions governing Overdraft and Contingent Liability Facilities

III	General Provisions governing Loans

(July 2006)

I COMMON PROVISIONS

1 Definitions

In these ABN AMRO General Credit Provisions the following terms shall have the following meanings:

a	'Borrower' shall mean the legal or natural person or persons, both jointly and individually, to whom the Credit has been or will be made available;

b	'ABN AMRO' shall mean ABN AMRO Bank N.V., having its registered office in Amsterdam, the Netherlands;

c	'Credit Agreement' shall mean the agreement concluded between the Borrower and ABN AMRO in which these ABN AMRO General Credit Provisions have been declared applicable;

d	'Credit' shall mean overdraft facilities and/or contingent liability facilities and/or loans granted or to be granted to the Borrower under the Credit Agreement.

2 Availability

The Credit will not be made available to the Borrower until all security, undertakings (verklaringen), documents and information referred to in the Credit Agreement have been provided and all other conditions in the Credit Agreement for the availability of the Credit have been complied with.

3 Security and undertakings (verklaringen)

3.1 Instruments and priority
If security or undertakings (verklaringen) are provided, these shall secure any and all present or future indebtedness of the Borrower to ABN AMRO on any basis whatsoever (including indebtedness arising from derivative transactions), whether or not arising in the ordinary course of banking business, and shall be laid down in instruments to be drawn up by ABN AMRO or in the Credit Agreement. Any costs in this regard shall be borne by the Borrower. Unless otherwise stated, security provided to ABN AMRO shall rank first in priority.

3.2 Mortgage
If a right of mortgage is given, it shall be subject to the General Terms and Conditions for Mortgages (Algemene Bepalingen voor Hypotheekstelling) in addition to the provisions contained in the mortgage deed. A right of mortgage on multiple registered properties (registergoederen) shall be created by means of separate rights of mortgage on each property individually, in each case for the full principal amount plus interest and costs.

3.3 Disclosure
The Borrower agrees that if third parties have provided security or undertakings (verklaringen), ABN AMRO may furnish such third parties with information about the Borrower's financial position and any other information relating to the Credit that may be of importance to such third parties.

4 Multiple Borrowers/joint and several liability

4.1 Joint and several liability
If the Borrower consists of more than one legal or natural person, each of them shall be jointly and severally liable to ABN AMRO for any and all present or future indebtedness of any or all of them to ABN AMRO on any basis whatsoever (including indebtedness arising from derivative transactions), whether or not arising in the ordinary course of banking business. Any costs in this regard shall be borne by the Borrower. Unless otherwise stated, security provided to ABN AMRO shall rank first in priority.

4.2	Waiver of defences and rights
The Borrower waives as against ABN AMRO all defences and rights accruing to debtors with joint and several liability or to sureties (borg).

4.3	Recourse rights and subrogated rights
Each Borrower undertakes to pledge his rights of recourse against any of the other parties referred to as Borrower and agrees that, if he is subrogated to the rights of ABN AMRO against any of the other parties referred to as Borrower, ABN AMRO reserves a right of pledge on the subrogated rights. Both pledges shall secure any and all present or future indebtedness of the Borrower to ABN AMRO on any basis whatsoever (including indebtedness arising from derivative transactions), whether or not arising in the ordinary course of banking business.

To the extent that a Borrower's rights of recourse or subrogated rights against any of the other parties referred to as Borrower are not subject to a right of pledge as described above, such rights shall be subordinated to all present or future rights of ABN AMRO against any of the other parties referred to as Borrower. For that situation, each Borrower waives his right to subrogation in respect of any security attached to the rights of ABN AMRO against any of the other parties referred to as Borrower.

Subject to the condition precedent that a Borrower is being sold to a third party in connection with a restructuring (ontvlechting), each Borrower waives his rights of recourse or subrogated rights against that Borrower.

4.4 Communications
Unless otherwise stated, communications made by ABN AMRO to the Borrower first named in the Credit Agreement shall be deemed to have been made to all parties that are jointly and severally liable under that agreement.

5 Negative pledge

As long as the Borrower owes ABN AMRO any sum whatsoever (including indebtedness arising from derivative transactions), or may in any manner become indebted to ABN AMRO as a result of present or future obligations, the Borrower shall not transfer, or promise to transfer, title to all or any of his assets - except transfers in the ordinary course of business - or charge or encumber, or promise to charge or encumber, all or any of his assets in favour of a third party unless he has obtained ABN AMRO’s prior written consent.

6 Prohibition against transfer or pledge

Credit balances on accounts held at ABN AMRO may not be transferred or pledged other than to ABN AMRO.

7 Positive pledge

Without prejudice to the provisions of Article 20 of the General Banking Conditions, the Borrower undertakes to ensure, at ABN AMRO's first request, that security or additional security is provided, in the form and amount desired by ABN AMRO, for the performance of any and all present or future obligations of the Borrower to ABN AMRO on any basis whatsoever (including indebtedness arising from derivative transactions), whether or not arising in the ordinary course of banking business.

8 Insurance

The Borrower shall at all times maintain sufficient and adequate insurance against general and specific business risks pertaining to his line of business and his particular business.

9 Restructuring clause (companies only)

The Borrower shall notify ABN AMRO in a timely manner of any intended changes in the Borrower's corporate structure or in that of his subsidiaries or group companies, if any, including changes in the identity of the shareholder(s) of the Borrower or any subsidiaries or group companies.

10 Costs and expenses

All costs and expenses incurred by ABN AMRO in connection with the performance of the Credit Agreement, including any taxes payable by ABN AMRO (other than on net profit), as well as any reasonable costs and expenses incurred by ABN AMRO in connection with the Borrower's failure to comply with or fulfil any obligation under the Credit Agreement at the time and in the manner required, including collection charges, fees of legal advisers and other experts and the costs of proceedings, irrespective of to whom owed, shall be for the account of the Borrower and shall be paid by the Borrower on ABN AMRO's first demand.

Provided more than three months have elapsed since the signing of the Credit Agreement, ABN AMRO shall have the right to refix an agreed interest rate if the cost to ABN AMRO of making available, or continuing to make available, the Credit has increased and this increase results directly or indirectly from credit-restricting measures (kredietbeperkende maatregelen), solvency guidelines or other rules or provisions increasing costs (including lines of conduct the observance of which has been requested) of the Dutch Central Bank (De Nederlandsche Bank), the European Central Bank or any other authority, monetary or otherwise.

11 Calculation of Interest

Interest shall be calculated on the basis of a 360-day year (or, depending on the market practice with respect to the relevant currency, 365 days) and the actual number of days in any month.

12 Furnishing of Information

12.1 Annual accounts
The Borrower shall send ABN AMRO his balance sheet, profit and loss account and notes thereto for the past financial year immediately after they have been drawn up but in any event not later than six months after the end of the relevant financial year.

12.2 Other Information
The Borrower shall allow ABN AMRO to inspect his books and records on ABN AMRO’s first demand, and shall provide ABN AMRO, both on its first demand and unsolicited, with any information about his financial position and business developments that could have a material effect thereon.

13 General Banking Conditions

All relations between the Borrower and ABN AMRO shall also be governed by the General Banking Conditions (Algemene Voorwaarden ABN AMRO Bank N.V.) (the "General Banking Conditions"). In the event of a conflict between the provisions of these ABN AMRO General Credit Provisions and the General Banking Conditions, the relevant provisions of these ABN AMRO General Credit Provisions shall prevail. These ABN AMRO General Credit Provisions shall remain applicable until all legal relations to which they apply have been fully settled.

14  English Legal Terminology

The words used in these ABN AMRO General Credit Provisions to describe legal concepts, although in English, refer to Dutch legal concepts only and the consequences of the use of these words in English law or any other foreign law shall be disregarded.

Any Dutch legal concept referred to in these ABN AMRO General Credit Provisions shall, in respect of any jurisdiction other than the Netherlands, be deemed to include such concepts as in that jurisdiction most closely approximate the Dutch legal concept.

II		GENERAL PROVISIONS GOVERNING OVERDRAFT AND CONTINGENT LIABILITY FACILITIES

1		Use

1.1		Overdraft facility
An overdraft facility may be used;
	-	to withdraw funds on current account;
-
to enter into non-cash contingent liabilities with a maximum term of one year, unless agreed otherwise, such as those arising from the issuance of guarantees, the issuance of letters of credit and the discounting of bills; and

	-	in any other manner stated in the Credit Agreement.

1.2		Contingent liability facility

A contingent liability facility may be used to enter into non-cash contingent liabilities, such as those arising from the issuance of guarantees, the issuance of letters of credit and the discounting of bills.

2.		Balance Netting

ABN AMRO will apply balance netting to the current accounts held by the Borrower at ABN AMRO, subject to the following provisions:

a.
Balance netting shall be effected in the manner set out below under b., in respect of all current accounts (including any deposits that are administratively linked to a current account) held at ABN AMRO in the Netherlands at any given time in the name of the Borrower and which the Borrower is entitled to freely operate, whether denominated in euro or in a foreign currency, to the extent that the application of balance netting to an account is not precluded by a request of the Borrower, a designation by ABN AMRO or, in the opinion of ABN AMRO, the nature of the account or the relevant currency.

b.		The result of balance netting shall be equal to:
	-	the aggregate of the credit balances on the current accounts referred to in a., increased by the amount of any deposits that are administratively linked thereto, less:
	-	the aggregate of the debit balances on the current accounts referred to in a. above irrespective of the size of the balances to be taken into account.

c.		The result of balance netting shall be used solely for the purpose of determining the unused portion of the overdraft facility.

3.		Contingent liabilities/unused amount

3.1		Overdraft facility

a.		For the purpose of the calculation by ABN AMRO of the unused portion of the overdraft facility at any given time, the amount of the overdraft facility shall be:

	-	either reduced by the then existing negative balance resulting from balance netting or increased by the then existing positive balance resulting from balance netting, as set out above under 2.b; and

-	reduced by the non-cash contingent liabilities as set out above under 1.1, unless these obligations can be charged to a contingent liability facility granted to the Borrower; and
-	reduced by obligations arising from the use of the overdraft facility in any other manner as set out above under 1.1.

b.	If the debit balance on a current account is, in the opinion of ABN AMRO, unacceptably high, the Borrower shall reduce that debit balance to a level acceptable to ABN AMRO at ABN AMRO’s first request.

c.
ABN AMRO may at any time reject, in whole or in part, dispositions requested by the Borrower if, after the disposition, the debit balance on the relevant current account will, in the opinion of ABN AMRO, be unacceptably high.

3.2 Contingent liability facility
The unused portion of the contingent liability facility shall be determined by reducing the amount of the facility by the aggregate, at any given time, of the Borrower’s non-cash contingent liabilities to ABN AMRO arising from the use of the contingent liability facility.

4 Interest and fees

4.1 Calculation of debit interest
In calculating interest on debit balances in euro up to the agreed amount of the overdraft facility, ABN AMRO shall apply the ABN AMRO Euro Base Rate (ABN AMRO Euro Basisrente). Until further notice, the ABN AMRO Euro Base Rate shall consist of the leading refi rate (the rate of the main refinancing operation (Basisherfinancieringsrente)) as determined from time to time by the European Central Bank (“ECB”), plus a debit interest surcharge. With respect to the ABN AMRO Euro Base Rate, ABN AMRO shall apply the minimum base rate stated in the Credit Agreement. The ABN AMRO Euro Base Rate shall be increased by the individual margin stated in the Credit Agreement. If the ECB changes the rate of the main refinancing operation, or ABN AMRO changes the debit interest surcharge or alters the composition or method of calculation of the ABN AMRO Euro Base Rate, the debit interest rate shall be adjusted accordingly. ABN AMRO shall announce changes in the debit interest surcharge as well as any alterations in the composition or method of calculation of the ABN AMRO Euro Base Rate in at least three national daily newspapers in the Netherlands. Interest on debit balances in a currency other than the euro shall be payable at a rate to be determined by ABN AMRO.

ABN AMRO may at any time change the individual margin stated in the Credit Agreement.

4.2 Interest on overdrafts exceeding the agreed limit

Subject to the provisions contained in 3.1 above, the Borrower shall pay ABN AMRO compensation, in an amount to be determined by ABN AMRO, in respect of the amount by which the Borrower’s debit balance exceeds the agreed amount of the overdraft facility. The Borrower shall nevertheless remain obliged to reduce the debit balance to the agreed amount of the overdraft facility.

4.3 Payment of debit interest and fees
Debit interest and fees payable by the Borrower shall be charged to the Borrower's current account as follows:
- debit interest once every quarter;
- fees at the times to be specified by ABN AMRO.
If the Borrower holds more than one current account at ABN AMRO, ABN AMRO shall have the right to charge debit interest and fees to any of those accounts.

5 Cancellation/reduction of credit amount
Both the Borrower and ABN AMRO may at any time cancel an overdraft facility or a contingent liability facility or reduce the credit amount.

In the event of cancellation, all amounts owing by the Borrower under the overdraft facility shall be immediately due and payable, without any demand or notice of default being required.

In the event of cancellation, the Borrower shall also, at ABN AMRO’s first demand, cause all latent obligations under non-cash contingent liabilities to terminate or provide adequate cash collateral for these obligations.

If the credit amount is reduced, the above provisions shall apply mutatis mutandis to the amount by which the sum of the debit balance and the obligations under non-cash contingent liabilities exceeds the reduced credit amount.

After cancellation, no new withdrawals may be made and no further non-cash contingent liabilities may be entered into.

III GENERAL PROVISIONS GOVERNING LOANS

1 Availability

1.1	In addition to that stated in 2 of the General Provisions, the following shall apply:

1.	ABN AMRO shall not be obliged to make the loan amount available upon the occurrence of any of the events set out in 5.1 below; and

2.
if the loan has not been drawn, or fully drawn, by the agreed final drawing date, ABN AMRO may, in its discretion and without any further instructions from the Borrower being required, make the undrawn amount of the loan available to the Borrower on that date.

1.2	ABN AMRO shall make the loan amount available by crediting it to a current account which, according to ABN AMRO’s records, is held in the Borrower’s name.

2 Refixing of interest rates

2.1 Fixed-interest loans
If a fixed interest rate has been agreed, ABN AMRO shall, not later than two weeks prior to an agreed interest refixing date, notify the Borrower in writing of the proposed - fixed or floating - interest rate for the next interest period, subject to the provisions contained in 2.3 below. Agreement on the interest rate must be reached no later than one week prior to the interest refixing date. If the Borrower fails to respond to the above notice from ABN AMRO at least one week prior to the interest refixing date, the Borrower shall be deemed to have opted for the interest rate applicable to the shortest interest period referred to in the notice. If ABN AMRO fails to give the above notice in a timely manner, it shall nevertheless be free to do so at a later date. In that event, ABN AMRO shall offer the Borrower the lower of the interest rate it would have offered on the basis of its then prevailing rates had the notice been given in time or the rate it is able to offer based on its prevailing rates at the time of the later notice. Agreement on the interest rate must be reached within two weeks after the Borrower has received such notice from ABN AMRO.

2.2 Floating interest rate loan
ABN AMRO may change the floating interest rate at any time. If ABN AMRO elects to do so, it shall notify the Borrower in writing of the change at least eleven days prior to the day on which it is to take effect.

If the Borrower does not agree to the new interest rate, he shall inform ABN AMRO thereof in writing at least one week prior to the interest refixing date. If the Borrower fails to respond to the written notice from ABN AMRO by that date, the Borrower shall be deemed to have agreed to the new rate.

If the Borrower so requests at least two weeks prior to the first day of the next calendar quarter or on a day the interest rate is changed, ABN AMRO shall, on the first day of the next calendar quarter, convert such floating rate loan into a fixed rate loan at ABN AMRO's then prevailing interest rate.

2.3 Loan in foreign currency
If a loan is not denominated in euro, the Borrower shall contact ABN AMRO by telephone before 10.00 a.m. (Amsterdam time) two business days prior to the agreed interest refixing date. Business day shall mean a day on which banking institutions in the Netherlands and the country where the currency in which the loan is denominated is the national unit are open for business.

During or immediately after such telephone call, ABN AMRO shall inform the Borrower of the interest rate it proposes for the next interest period. If ABN AMRO and the Borrower then reach agreement, ABN AMRO shall confirm the interest rate to the Borrower in writing.

If the Borrower fails to contact ABN AMRO before the time indicated above, ABN AMRO shall have the right to refix the interest rate on the basis of a one-year interest period.

2.4 No agreement/assent on interest rate
If ABN AMRO and the Borrower fail, or are deemed to have failed, to reach agreement on the fixed interest rate that will apply from the interest refixing date and the period for which it will apply, or if the Borrower does not agree to the floating rate that will apply from the interest refixing date, the entire amount outstanding under the relevant loan shall become due and payable by the Borrower to ABN AMRO on such interest refixing date. The Borrower shall not be liable to pay compensation for losses and foregone profits (geleden verlies en gederfde winst) resulting from such early repayment, as referred to in 4.1 or 4.2.

3 Interest due dates
If a fixed interest rate is in effect, the interest shall be paid by the Borrower to ABN AMRO on the dates stated in the Credit Agreement. If a floating interest rate is in effect, the interest shall be paid by the Borrower to ABN AMRO on the first day of each calendar quarter.

4 Early repayment

4.1
If a fixed interest rate is in effect and the loan is denominated in euro, the Borrower shall be entitled to make early repayments without becoming liable to pay ABN AMRO compensation for losses and foregone profits (geleden verlies en gederfde winst) provided the following conditions are met:

a.	the Borrower has given ABN AMRO at least one month's prior notice by registered letter, indicating the amount and date of the intended early repayment; and

b.	the early repayment coincides with a contractual repayment date or an agreed interest due date; and

c.	the prepaid amount is at least EUR 1,000, subject to a maximum in any one calendar year of 5% of the original principal amount of the loan; and

d.	the Borrower proves to ABN AMRO's satisfaction that the repayment will be made from the Borrower's own resources.

If the Borrower fails to meet one or more of the above conditions or if the loan is denominated in a foreign currency, the Borrower shall owe ABN AMRO compensation for the latter’s losses and foregone profits (geleden verlies en gederfde winst) in relation to any part of the early payment made in a manner other than as agreed or in excess of the maximum agreed, to be paid together with such early repayment.

This compensation shall be fixed by ABN AMRO at the difference between:

a.
the aggregate of the present values of the interest payments which, pursuant to the Credit Agreement, ABN AMRO would have received in respect of the amount prepaid in a manner other than as agreed or in excess of the maximum agreed during the period from the date of prepayment until the final repayment date or the next interest refixing date (whichever is earlier) had such prepayment not been made; and

b.
the aggregate of the present values of the interest payments which ABN AMRO would be able to receive on interbank loans for a principal amount comparable to the amount prepaid in a manner other than as agreed or in excess of the maximum agreed and for a period comparable to the period described above in a., but in any event not less than 1% of the amount prepaid in a manner other than as agreed or in excess of the maximum agreed. The present value of the interest payments shall be calculated at the interbank rate applicable on the date of the prepayment. ABN AMRO shall notify the Borrower of the amount of the compensation.

4.2
If a floating interest rate is in effect, the Borrower shall be entitled to make early repayments without becoming liable to pay ABN AMRO compensation for losses and foregone profits (geleden verlies en gederfde winst) provided the following conditions are met:

a.	the Borrower has given ABN AMRO at least one month's prior notice by registered letter, indicating the amount and date of the intended early repayment; and

b.	the early repayment coincides with an agreed interest due date; and

c. the prepaid amount is at least EUR 1,000.

If the Borrower fails to meet one of more of the above conditions, the Borrower shall be liable to pay ABN AMRO compensation for the latter’s losses and foregone profits (geleden verlies en gederfde winst) in relation to any part of the early payment made in a manner other than as agreed, to be paid together with such early repayment. The amount of compensation shall be determined by ABN AMRO in the manner described above under 4.1, on the understanding that the minimum compensation provided for therein shall not apply.

4.3	Upon giving notice of an intended early repayment, the Borrower shall be obliged to make such early repayment.

4.4	Early repayments shall be applied in reduction of the contractual repayments in reverse order of their due dates.

4.5	If the loan is repaid on an annuity basis, ABN AMRO shall refix the remaining term of the loan so that, as far as possible, the amount of the original instalments remains unchanged.

5 Events of Default

5.1
ABN AMRO may declare the outstanding principal amount of the loan, together with accrued interest and any other amount payable by the Borrower under the Credit Agreement, immediately due and payable to ABN AMRO, in full and without any demand or default notice being required:

a.	if the Borrower fails to comply with or fulfil, at the time and in the manner required, any obligation towards ABN AMRO, whether arising under the Credit Agreement or otherwise;

b.	if the Borrower fails to comply with or fulfil, at the time and in the manner required, any obligation under any other loan or financing arrangement with or any guarantee given to a third party;

c.
if the Borrower decides to cease practising his profession or carrying on his business, to discontinue, sell, let or transfer title to the whole or part of his business or practice, or is suspended, removed or dismissed from his profession, office or function; if a licence, permit or registration which the Borrower requires in order to practise his profession or to carry on his business expires or is refused or withdrawn; if the nature of the Borrower's profession or business is, in the opinion of ABN AMRO, changed in a material way; if the Borrower decides to transfer abroad the practice of his profession or the running of his business; if the Borrower violates any laws or regulations, environmental or otherwise, relating to his profession or business; if the Borrower ceases to pursue the corporate objects set out in the Borrower’s articles of association or ceases to have legal personality;

d.
if a partnership agreement (maatschaps- of vennootschapscontract) to which the Borrower is a party is terminated; if one or more partners join or leave the partnership; if the partnership is dissolved (ontbinding) or wound up (liquidatie); or if there is a decision or an obvious intention to dissolve or wind up;

e.
if the Borrower dies, is placed under guardianship (curatele) or otherwise loses his legal capacity; if he takes up residence abroad, or changes the terms of his marriage settlement; if any matrimonial property regime to which the Borrower is subject is dissolved (ontbinding); if the Borrower’s assets are wholly or partly placed under administration (bewind);

f.
if the Borrower or one of his partners applies for a suspension of payments (surseance van betaling); files a bankruptcy or winding-up petition (faillissement); is adjudicated bankrupt or wound-up; proposes an extrajudicial arrangement or composition (akkoord) with his creditors; while insolvent, transfers any of his assets to his creditors (boedelafstand); or requests a debt restructuring arrangement (schuldsaneringsregeling);

g.
if all or, in the opinion of ABN AMRO, a significant part of the Borrower's assets are taken in execution (executorial beslag) or attached by way of security (conservatoir beslag) and such attachment is not lifted or discharged within 30 days after having been effected; if all or, in the opinion of ABN AMRO, a significant part of the Borrower's assets are expropriated, confiscated, lost or damaged;

h.
if the Borrower’s corporate structure is, in the opinion of ABN AMRO, changed significantly, by a merger (fusie), demerger (splitsing), winding up (liquidatie), conversion, takeover or otherwise; if, in the opinion of ABN AMRO, a significant change has taken place in the control of the Borrower's business or practice; if there is an intention to make any of the above changes; or if the Borrower’s articles of association or internal rules or regulations are, in the opinion of ABN AMRO, amended to a significant extent;

i.
if the Borrower, without ABN AMRO's prior written consent, releases his shareholders from an obligation to pay up partly paid-up shares, purchases his own shares, makes a repayment on shares, makes a distribution from his reserves or decides or has the obvious intention to do any of the above;

j.
if an event of a political, military, economic or financial nature occurs, or if the Borrower's financial position substantially deteriorates, or if it foreseeable that such an event or deterioration could occur, such that, in the opinion of ABN AMRO, the ability of the Borrower to fulfil his obligations towards ABN AMRO at the time and in the manner required could be prejudiced.

k.
if any event referred to in b. up to and including j. occurs in respect of a surety (borg), a guarantor (garant), jointly and severally liable debtor or a third party that has provided ABN AMRO with any other type of security for the loan; if the surety (borg) or guarantor (garant) cancels or withdraws a suretyship (borgtocht) or guarantee issued by him to ABN AMRO for the Borrower; if a third party that has provided or has promised to provide ABN AMRO with security for the loan defaults in the performance of any obligation in respect of the security provided or promised;

l.
if any event referred to in b. up to and including j. occurs in respect of one or more enterprises or companies that are included in the Borrower's consolidated balance sheet, or in respect of one or more enterprises or companies that have a controlling interest in the Borrower, or if any such enterprise or company defaults in the performance of any obligation towards ABN AMRO in connection with credit and/or guarantee facilities granted by ABN AMRO;

m.
(in the case of a mortgage on registered property other than as referred to in n. below) in the event of attachment or execution (beslaglegging), designation for expropriation (aanwijzing tot onteigening), declaration of unfitness for occupation, listing as a monument, inclusion in land consolidation (opneming in ruilverkaveling), demolition, extinction of or damage to the mortgaged property or any part thereof; in the event of complete or partial extinction, termination or lapse of the leasehold (erfpachtsrecht), the building right (opstalrecht) or a right to use an apartment (gebruiksrecht van het appartement); in the event of alteration of the conditions governing a leasehold or a building right, termination of the sub-division (splitsing) or amendment of the deed or regulations of sub-division, non-performance or violation of any obligation under the conditions governing the leasehold or building right by the leaseholder or the holder of a building right, and in the event of non-performance or violation of any statutory provisions with respect to the right to use an apartment or any provision contained in the agreement for sub-division or the regulations by the owner or occupier of an apartment;

n.
(in the case of a mortgage on a ship) if the whole or any part of a mortgaged ship is attached or executed upon, is classified in a lower category, loses its national registration or changes the same, or is requisitioned, abandoned, missing (tijdingloosheid), laid up (oplegging), broken up (sloping), wrecked or damaged;

o.
if all or any of the assets provided to ABN AMRO as security for the loan other than those referred to in m. and n. are lost, destroyed, damaged or extinguished, or if they expire, for any reason whatsoever;

p.	if the Borrower has given ABN AMRO incorrect information or has withheld information that is material to ABN AMRO in connection with the Credit Agreement;

q.
if the loan is not used for the purpose for which it was granted, or if, in the opinion of ABN AMRO, it is clear that the purpose for which the loan was granted has not been achieved or will not be achieved, either wholly or to a significant extent;

r.
if any law or its interpretation is changed or governmental action is taken, as a result of which the Credit Agreement and/or the security provided and/or the value thereof is or may be affected, and the Borrower and ABN AMRO have not, within a reasonable period to be determined by ABN AMRO, reached a written agreement amending the relevant provisions and/or adjusting the security in such a way that, in the opinion of ABN AMRO, the position of ABN AMRO is not adversely affected.

5.2	The Borrower shall notify ABN AMRO immediately of the occurrence of one or more of the events set out in 5.1 b. up to and including o.

5.3
If ABN AMRO declares the outstanding indebtedness immediately due and payable in accordance with the above, the Borrower shall pay ABN AMRO an immediately due and payable lump sum amount as compensation for losses and foregone profits (geleden verlies en gederfde winst). This compensation shall be due in respect of the full amount payable and be determined in accordance with the method and principles set out in 4.1 or 4.2 above. Such compensation shall not be payable if the indebtedness becomes immediately due and payable as a result of the Borrower’s death.

6 Default Interest

6.1
If ABN AMRO does not receive any sum due to it under the Credit Agreement on the agreed due date, the Borrower shall be liable to pay ABN AMRO default interest, due and payable daily, on the overdue amount as from the due date, without prejudice to ABN AMRO's other rights. If no specific due date has been stipulated in the Credit Agreement or these ABN AMRO General Credit Provisions in relation to a particular amount, this amount shall, for the purpose of the above provisions, be due on the day stipulated by ABN AMRO for payment.

6.2
The rate applicable to default interest shall be three percentage points above the contractual interest rate per annum then applicable to the loan. Default interest shall be calculated on a monthly basis, part of a month being counted as a full month. With respect to a late repayment of principal, the default interest rate shall, as from the due date of that repayment, replace the contractual interest rate then applicable to the loan.

7 Payment

7.1
The Borrower shall make all payments to ABN AMRO without any cost to ABN AMRO and without any deduction or set-off. Payments shall be made on the due dates at the ABN AMRO branch where the loan is administered, unless ABN AMRO has notified the Borrower of another address for payment.

7.2
ABN AMRO shall be entitled, but not obliged, to debit all amounts payable by the Borrower to ABN AMRO under the loan from the Borrower's current account at ABN AMRO on the agreed due dates, without prejudice to the Borrower’s obligation to ensure that the balance of that account on the due date is such that this debit does not exceed the amount available for payments and withdrawals from that account.

7.3
Payments shall be applied as follows: (i) any costs and expenses; (ii) any compensation for losses and foregone profits (geleden verlies en gederfde winst) and default interest (iii) fees (provisies) and interest, and finally (iv) principal.

ABN u AMRO

Translation* of the original Dutch text

ABN AMRO Bank N.V. Establised in Amsterdam. Register of Commerce Amsterdam, nr 33002587

* This translation is furnished for the Customer’s convenience only. The original Dutch text, which will be sent upon request, will be binding and shall prevail in case of any variance between the Dutch text and the English translation.

These General Conditions were drawn up in September 1995 in consultation between the Netherlands Bankers’ Association and the consumers’ organisation ’Consumentenbond’ within the framework of the Committee for Consumer Affairs of the Socio-Economic Council (SER). These consultations resulted in agreement on all articles with the exception of the provisions on liability laid down in articles 3,10 and 31 of these General Conditions. Consumentenbond appreciates the consequences which the assumption of far-reaching liability may have for the banking business, but in view of its own responsibilities it cannot agree to the limitations on liability embodied in these articles. The banks appreciate this position but they point out that it is impossible for them to accept general liability: this would entail unpredictable risks for the banks, which they cannot and may not allow themselves to assume for a variety of reasons including the interests of their customers. In consultation with Consumentenbond, however, both parties have emphasized that the duty of care laid down in article 2 of the Conditions shall always be the first consideration and that any clauses restricting liability shall not detract from this duty.

Article 1: Scope
All relations, including future ones, between the Bank’s branch-offices in the Netherlands and the Customer shall be subject to these General Conditions.

The provisions of these General Conditions shall apply to the extent that it is not otherwise provided in any special conditions applying to specific services provided by the Bank.

Article 2: Duty of care of the Bank
The Bank shall exercise due care when providing services. In its provision of services the Bank shall take the Customer’s interests into account to the best of its ability, on the understanding that the Bank is not obliged to make use of non-public information known to the Bank, including information which may affect prices.

Article 3: Use of the services of third parties
The Bank shall be entitled to use the services of third parties in executing orders of the Customer and in performing other agreements with the Customer and also to place goods and/or documents of title of the Customer in the custody of third parties in the name of the Bank.

The Bank shall exercise due care in selecting such third parties. The Bank shall not be liable for shortcomings of such third parties, if it can prove that it exercised due care in selecting them. If in such case the Customer has suffered damage, the Bank shall in any case assist the Customer as much as possible in remedying such damage. This shall leave intact any liability of the Bank under Article 10.

Article 4: The Bank or third parties as the other party
In executing orders for the purchase and sale of goods and/or documents of title, the Bank shall be entitled, at its option, to deal either with itself or with third parties as the other party.

Article 5: Risk of dispatches
If the Bank, by order of the Customer, dispatches moneys or securities to the Customer or to third parties, such dispatch shall be at the Bank’s risk.

If the Bank, by order of the Customer, dispatches other goods and/or documents of title to the Customer or to third parties, such dispatch shall be at the Customer’s risk.

Article 6: Statement of address by the Customer
The Customer shall inform the Bank of the address to which documents intended for him are to be sent. The Customer shall give written notice of any change of address .

Article 7: Orders etc. intended for several branch-offices
Orders, statements and communications from the Customer to the Bank must be addressed separately to each of the branch-offices of the Bank for which these orders, statements and communications are intended, unless the Bank has expressly designated another address. If written orders, statements and communications are intended for a branch-office of the Bank - expressly stated by the Customer - other than the branch-office that received these documents, the latter branch-office shall forward such documents.

Article 8: Changes in the power of representation of the Customer
If the Customer has granted powers of representation to a person, the Customer shall notify the Bank in writing of any change in or withdrawal of such powers notwithstanding their entry in public registers, in default of which notification such change or withdrawal cannot be invoked against the Bank.

Article 9: Use of forms
The Customer must see to it that orders, statements and communications to the Bank are clear and that they contain the correct data. Orders for transfers shall be executed by the Bank on the basis of the account number stated by the Customer and the Bank is not obliged to verify the accuracy of the information stated in the order. Forms must be fully completed by the Customer. Other data carriers or means of communication approved by the Bank must be used by the Customer in accordance with the directions of the Bank.

The Bank shall be entitled not to execute orders if such orders have been given without the use of forms drawn up or approved by the Bank or of other data carriers or means of communications approved by the Bank. The Bank may require communications to be made in a specific form.

Article 10: Execution of payment orders
The Bank guarantees the proper execution within a reasonable time of correctly given orders for the transfer of amounts in Dutch guilders, provided that such orders can be processed entirely within the giro-circuit in the Netherlands of the banks associated with the ’Bankgirocentrale’ (Bank Giro Centre).

Any shortcomings in the execution of such payment orders will make the Bank liable to indemnify the Customer for the damage suffered as a result up to a maximum of five hundred Dutch guilders per payment order, without prejudice to the provisions of the second paragraph of article 31 and without prejudice to the Bank’s obligation - unless otherwise agreed to see to it that these payment orders will as yet be executed correctly and without further costs. The Bank shall not invoke the aforesaid maximum of five hundred guilders if in an individual case it would not be reasonable and fair to do so.

If, in case of correctly given payment orders which cannot be processed entirely within the said giro-circuit, the payee’s account as specified by the Customer should fail to be credited, the Bank shall upon the Customer’s request and free of charge make inquiries and try to achieve that the credit entry will be made yet. Within four weeks of receipt by the Bank of such request, the Bank shall furnish the Customer with a written statement concerning the results of the inquiries, stating the relevant data.

If the Customer wishes payment orders as referred to in the first paragraph of this article to be executed by or on a specific date, such execution must be expressly agreed upon with the Bank.

The above provisions do not prejudice the Bank’s authority not to execute payment orders if the balance of the account does not allow such execution or if such execution is barred by an attachment of the Customer’s account or by other comparable circumstances.

Article 11: Evidential force of the Bank’s records
An abstract from the Bank's records signed by the Bank shall serve as prima facie evidence vis-à-vis the Customer, subject to rebuttal evidence produced by the Customer.

Article 12: Examination of bank documents
If the Bank finds that it has made an error or a mistake in any confirmation, statement of account, note or other statement to the Customer, the Bank shall be bound to notify the Customer as soon as possible.

The Customer is obliged to examine the confirmations, statements of account, notes or other statements sent to him by the Bank immediately upon receipt. In addition, the Customer must check whether orders given by him or on his behalf have been executed correctly and completely by the Bank. When finding any inaccuracy or incompleteness, the Customer shall notify the Bank as soon as possible.

In the above cases the Bank shall be obliged to rectify its mistakes and errors.

Article 13: Approval of bank documents
If the Customer has not contested the contents of confirmations, statements of accounts, notes or other statements of the Bank to the Customer within twelve months after such documents can reasonably be deemed to have reached the Customer, the contents of such documents shall be deemed to have been approved by the Customer. If such documents contain any arithmetical errors, the Bank may and shall rectify such errors, even after the expiry of the said twelve months’ period.

Article 14: Loss etc. of forms
The forms, data carriers and means of communication which the Bank has put at the disposal of the Customer, must be kept and handled by the Customer with care.

If the Customer becomes aware of any irregularity such as loss, theft or misuse with respect to these forms, data carriers or means of communication, he shall inform the Bank without delay. Up to the moment this information is received by the Bank, the consequences of the use of these forms, data carriers or means of communication shall be for the account and at the risk of the Customer, unless the Customer proves that blame can be imputed to the Bank. After the said moment such consequences shall be for the account and at the risk of the Bank, unless the Bank proves that intent or gross negligence can be imputed to the Customer.

Any communication concerning irregularities must be confirmed by the Customer to the Bank in writing.

If notice of termination of the relationship between the Customer and the Bank has been given, the Customer shall return to the Bank any unused forms as well as other data carriers and means of communication put at his disposal by the Bank.

Article 15: Crediting and debiting of interest
At such times as will be determined by the Bank but at least once a year, the Bank shall credit or debit, as the case may be, the current interest to the account of the Customer. If the time at which the current interest is credited to the said account does not coincide with the time at which the current interest is debited to such account, the Bank shall inform the Customer in writing.

Article 16: Commissions and fees
The Bank is authorized to charge commissions and fees to the Customer for its services. If the amount of these commissions and fees has not been previously agreed upon between the Customer and the Bank, the Bank shall charge its usual commissions and fees. The Bank shall see to it that information about this is in any case available at its branch-offices.

Article 17: Credit entries under reserve
Each credit entry is made subject to the proviso that, if the Bank is still to receive the counter-value for such entry, such counter-value will timely and duly come into its possession. Failing this, the Bank shall be entitled to reverse the credit entry. If the Customer’s guilder account has been credited on account of documents denominated in a foreign currency or on account of other items which, as far as the guilder-equivalent is concerned, arc subject to fluctuations in value, the reversal shall be effected by making a debit entry up to the amount for which the Customer could have acquired such foreign currency or such items on the day of the reversal.

Article 18: Lien
The Bank shall have a lien on all goods, documents of title and securities which are in the possession or will come into the possession of the Bank or of a third party on the Bank’s behalf from or for the benefit of the Customer on any account whatsoever and on all shares forming part of a collective deposit within the meaning of the Securities Giro Administration and Transfer Act (’Wet giraal effectenverkeer’) which are in the possession or will come into the possession of the Bank, as security for all and any present and future debts owing by the Customer to the Bank on any account whatsoever. In its capacity as the Customer’s attorney the Bank is authorized to pledge all present and future debts owing by the Bank to the Customer on any account whatsoever to the Bank itself as security for all and any present or future debts receivable by the Bank from the Customer on any account whatsoever.

If the Customer wishes to dispose of part of the collateral, the Bank shall release such part of the collateral provided that the balance of the collateral remaining after such release offers sufficient coverage for all current or future debts receivable by the Bank from the Customer.
The Bank shall not be entitled to sell the collateral unless the Customer’s debt to the Bank has become due and payable. In addition, the Bank shall not sell the collateral until the Customer is in default. The Bank’s right to sell the collateral is limited to the extent of Customer’s debt.

After the Bank has exercised its right to sell collateral, it shall give the Customer written notice thereof as soon as possible.

Article 19: Right of set-off
The Bank shall at all times be entitled to set off all and any debts receivable by the Bank from the Customer, whether or not due and payable and whether or not contingent, against any debts owed by the Bank to the Customer, whether due and payable or not, regardless of the currency in which such debts arc denominated.

If, however, the Customer’s debt to the Bank or the Bank’s debt to the Customer is not yet due and payable -and provided that the Customer’s debt and the Bank’s debt are expressed in the same currency - the Bank shall not exercise its right of set-off except in the event of an attachment being levied upon the Bank’s debt to the Customer or recovery being sought from such debt in any other way, or in the event that a right in rem is created thereon or the Customer assigns the Bank’s debt to a third party by singular title.

Debts expressed in foreign currency shall be set off at the rate of exchange pertaining on the day of set-off.

If possible, the Bank shall inform the Customer in advance that it will exercise its right of set-off.

Article 20: Giving security
Upon demand the Customer shall provide adequate security for the fulfilment of his existing obligations towards the Bank. If the security that has been given is no longer adequate, the Customer is bound to supplement or replace such security upon demand. Any such demand shall be made in writing and shall specify the reason for it. The extent of the security so demanded must bear a reasonable proportion to the amount of the relative obligations of the Customer.

Article 21: Immediately due for payment
If the Customer has been given notice of default and still fails to perform any of his obligations towards the Bank, the Bank shall be entitled to make the Customer’s debts to the Bank immediately due and payable by giving notice. Such notice shall be made in writing and shall specify the reason for the giving thereof.

Article 22: Custody of securities

The custody of securities which form part of a collective deposit within the meaning of the Securities Giro Administration and Transfer Act (’Wet giraal effectenverkeer’) held by the Bank shall be subject to the provisions of this Act and to the provision set forth in the next sentence. To the extent these securities are susceptible of drawings by lot, the Bank shall see to it that each time a drawing takes place, there shall be allotted to each Customer individually an amount of securities - designated for redemption - corresponding to his entitlement.

The custody of all other securities is assumed by ABN AMRO Effectenbewaarbedrijf N.V. or by ABN AMRO Global Custody N.V. to the extent that they accept such custody under their own conditions. Such custody shall be subject to the "Rules for the Custody of Securities" and the "Rules for the Custody of Bearer Securities or Securities other than Bearer Securities which are located abroad", respectively.

Article 23: Use of the services of third parties for the custody of securities
The securities of the Customer which the Bank has placed in the custody of third parties pursuant to article 3, shall form part of the aggregate of securities deposited in the name of the Bank with such third parties in one of the Bank’s general securities deposits. The Bank shall not be bound to cause the serial numbers of these securities to be recorded separately for each individual Customer.

Article 24: Administration of securities deposits
The Bank is charged with the administration of the Customer’s securities deposit to the extent that the securities deposit consists of securities admitted to the official quotation on the Official Market or the Parallel Market of the Amsterdam Stock Exchange.

The duties incidental to this administration include inter alia the duty to collect interests, redemption payments and dividends, to exercise or realize subscription rights, to obtain new coupon or dividend sheets, to effect conversions and to lodge securities for the Purpose of meetings.
If, pursuant to article 3, the Bank has placed securities of the Customer in the custody of third parties, such third parties shall be charged with the duties incidental to the administration of these securities, without prejudice to the Bank’s liability under article 3 and without prejudice to the Bank’s obligation to pass on to the Customer any amounts received by the Bank from such third parties for the benefit of the Customer on account of interest, redemption payments, dividend or on any other account.

Article 25: Securities not subject to lien
The lien referred to in article 18 does not extend to securities deposited with the Bank exclusively for specific purposes such as the collection of interests, redemption payments and dividends, obtaining new coupon or dividend sheets, effecting conversions or attending meetings.

Article 26: Period of validity of stock exchange orders; reduction of the limit
The Bank will keep stock exchange orders on its books for a period of time to be determined by the Bank.

As from the day on which securities are quoted ex-dividend or ex-rights of subscription, any limit set by the Customer for the purchase or sale of such securities shall be reduced by the arithmetical value of the dividend or the subscription right, as the case may be, but only if such reduction of the limit arises from the regulations or customs applying to the securities in question.

Article 27: Defective securities
The Bank shall be liable for any defects of securities acquired by the Customer as a result of transactions concluded by the Bank with itself as the other party, or as the result of transactions in securities admitted to the official quotation on the official Market or the Parallel Market of the Amsterdam Stock Exchange.

If pursuant to the above provision the Bank is liable, it shall, at the Customer’s option, either as yet deliver securities of the same kind but without defects or refund the amount charged together with interest thereon, in both cases against return of the securities originally acquired by the Customer.

Article 28: Costs
The costs of legal assistance incurred by the Bank in court proceedings or in proceedings before a consumer disputes committee on account of a dispute between the Customer and the Bank shall be for the account of the Customer or for the account of the Bank, as the case may be, if and to the extent that the decision or award of such court or such committee includes an award of costs.

Any costs the Bank has to incur in or out of court if the Bank becomes involved in legal proceedings or disputes between the Customer and a third party, shall be for the Customer’s account.

Without prejudice to the above provisions all other costs arising for the Bank from the relationship with the Customer shall be for the Customer’s account within the limits of reasonableness.

Article 29: Laws of the Netherlands; disputes
The relations between the Customer and the Bank shall be governed by the laws of the Netherlands.

Disputes between the Customer and the Bank shall be brought before the competent Netherlands Court, unless the law or international conventions contain a mandatory provision to the contrary.

Notwithstanding the foregoing, if the Bank is acting as the plaintiff the Bank shall be entitled to bring disputes before the foreign court having competence to decide disputes involving the Customer. Notwithstanding the foregoing, if the Customer is acting as the plaintiff the Customer shall be entitled to refer disputes to any Consumer Disputes Committee or Committee of Good Offices to whose competence the Bank has submitted, within the limits of the rules governing the Committee in question.

Article 30: Termination of the relationship
Both the Customer and the Bank may terminate the relationship between the Customer and the Bank. If the relationship is terminated by the Bank it shall, upon request, inform the Customer of the reason for such termination.
After notice of termination has been given, the existing individual agreements between the Customer and the Bank shall be settled as soon as possible but subject to the applicable time periods. During such settlement the present General Conditions shall remain in full force.

Article 31: Liability of the Bank

Without prejudice to the other provisions of these General Conditions the Bank shall be liable if any shortcoming in the performance of any obligation vis-à-vis the Customer is imputable to the Bank or attributable to the Bank by virtue of the law, any legal act or generally prevailing views.

In any case, insofar as liability is not already excluded by operation of the law, the Bank shall not be liable if a shortcoming of the Bank is the result of:
-international conflicts;
-violent or armed actions;
-measures taken by any domestic, foreign or international government authority;
-measures taken by any supervisory authority;
-boycotts;
- labour disturbances among the staff of third parties or the Bank's own staff;
- power failures or breakdowns in communication links or equipment or software of the Bank or of third parties.

Should any circumstance referred to in the preceding paragraph occur, then the Bank shall take such measures as may reasonably be required from it in order to reduce the resulting adverse effects for the Customer.

Article 32: Deviation from the General Conditions
Any deviation from the present General Conditions shall be laid down in writing. Deviations which have not been laid down in writing may be proved by the parties by all means of evidence admitted by the law.

Article 33: Amendment of and additions to the General Conditions
Amendments of and additions to the present General Conditions shall not take effect until after representative Dutch consumers' and employers' organizations have been consulted about such amendments and additions and also about the manner in which the Customer will be notified of their contents. Such notification will in any case have to be made before the expiry of the thirty days' period referred to below.

The amendments and additions adopted after the said consultations shall be filed at the Registrar's office of the District Court of Amsterdam. Such filing shall be announced by a publication in at least three daily newspapers with national circulation. The amendments and additions which have been filed in this manner shall be binding upon the Bank and the Customer as of the thirties" day after the date of the abovementioned publication.

A copy of these General Conditions has been filed by the Netherlands Bankers' Association at the Registrar's office of the District Court of Amsterdam on 22 December 1995.

ABN AMRO Bank N.V.

Rules for the custody of securities

1 All securities which are not included in a collective deposit within the meaning of the Wet giraal effectenverkeer (Securities Giro Administration and Transfer Act), and which in the Netherlands are in or will come in the possession of ABN AMRO Bank N.V., hereinafter referred to as "the Bank", for the purpose of being kept in custody for a Customer, shall be placed by the Bank on behalf of and in the name of the Customer concerned, in the custody of ABN AMRO Effectenbewaarbedrijf N.V., hereinafter referred to as "the Depositary", and be kept in custody for the Customer by the Depositary.

2 Although the Depositary - except in cases where the securities would have been individualized - holds the legal title to the securities, the Depositary may not exercise any rights whatsoever attaching to the ownership of the securities, except such rights of ownership as arise from involuntary loss of possession The benefits and burdens resulting from or connected with the legal title to or, as the case may be, the ownership of the securities placed in the Depositary’s custody shall accrue to or, as the case may be, be for the account of the Customer, so that the Depositary will not incur any economic or commercial risk in respect of the legal title to the securities.

3 The Depositary shall not entrust the custody to third parties, except when the securities are placed, in the Depositary’s name, in the custody of a third party appointed for this purpose by the Stichting Administratiekantoor VABEF (Administration Office VABEF Foundation) and provided that such custody is governed by rules as laid down by this Foundation.

4 The Bank shall remain charged with the duties entailed by the administration of the securities, including the collection of interests and dividends, realising subscription rights, obtaining new coupon or dividend sheets, effecting conversions, lodging securities for the purpose of meetings, as well as executing orders for the sale of securities. Insofar as such actions require the surrender to the Bank of the securities concerned or parts thereof, the Depositary shall be bound to put the said securities or parts thereof at the Bank’s disposal.

5 The Depositary shall at all times be bound to record the serial numbers of the securities, on the understanding that: a in respect of premium bonds and other securities with special rights attached to specific numbers, the Depositary shall at all times record the serial numbers separately for each individual Customer; b In respect of securities - other than those referred to under a. - which are subject to drawings by lot, the Depositary shall, well in advance of the time at which a drawing is to take place, record the serial numbers or parts of serial numbers and/or other characteristics which are relevant in case of a drawing, for each individual Customer separately; c the Depositary shall be bound to notify the Customer of the serial numbers, parts of serial numbers and/or characteristics referred to under a. and b. The Depository shall have the right, however, to individualize securities other than those referred to under a. and b. by recording the serial numbers for a specified Customer, and to undo such individualization, whenever it believes that it is in the interest of the Customer to do so.

6 Insofar as the Depositary has not individualized the securities for Customers, the Bank, being irrevocably authorized by the Customer, is entitled to pledge to itself - also on the Customer’s behalf - the Customer’s rights to delivery of the securities held in custody by the Depositary, for the purpose of securing all present or future claims of the Bank on the Customer, whether or not due and payable or contingent - which pledging also includes the exercise of the right to delivery - and to inform the Depositary of such pledging. If the Bank should wish to exercise its rights of pledge, the Depositary - upon the Bank’s request -shall be bound to deliver the securities to the Bank, where necessary after individualization. Insofar as the Depositary individualizes securities for Customers, these securities shall be pledged to the Bank pursuant to the above provision, the Depositary functioning as a third party pledgee.

7 If securities, of which the serial numbers have not been recorded so as to identify them as being the property of specific Customers, are destroyed or otherwise lost by the Depositary or the Bank, as the case may be, for reasons for which neither the Depositary nor the Bank can be held liable, the deficiency in question shall be apportioned by the Depositary per class of securities among those Customers who, at the moment of the destruction or loss, had a claim on the Depositary for the delivery of securities of the relative class of securities, pro rata to the amounts of their claims at the said moment. In this case the Depositary and/or the Bank are under no other obligation than to take measures to cause the securities referred to in the preceding paragraph to be replaced by duplicates or to take investigation measures with regard to those securities. If, in such a case, it is impossible or possible only with delay, to restore the securities to the Depositary’s control or to have them replaced by duplicates, neither the Depositary nor the Bank shall be liable for the consequences. The apportionment referred to in the first paragraph shall be partly or wholly undone in proportion to the number of securities of the same class received back by the Depository as a result of the measures referred to in the preceding paragraph. The expenses entailed by the actions referred to in the second paragraph may be apportioned on the same basis as laid down above in respect of the missing securities referred to in the first paragraph. If it is impossible to establish the exact time of the destruction or loss, the apportionments referred to above shall be made among the Customers who, on the day before the discovery of the deficiency after office closing time, had a claim for delivery of securities belonging to the class in question. As soon as the Depositary discovers that an event has taken place which might cause a deficiency as referred to in the first paragraph of this article, the Depositary shall have the right to refuse delivery and transfer of securities until such deficiency and also the amount of the apportionment have been determined, which shall be done by the Depositary with the utmost speed, and the outcome of which shall be communicated by the Depositary without delay to all Customers involved in the apportionment.

8 The Bank shall debit the Customer’s account on its books for the custody fee due by him

9 The Bank guarantees to the Customer that the obligations of the Depositary vis-à-vis the Customer will be properly fulfilled.

10 Amendments of and additions to these rules, provided they are made jointly by the Bank and the Depositary (the latter requiring the approval of the Stichting Administratiekantoor VABEF) shall also be binding on the Customer commencing one month after such amendments and additions have been widely publicized in at least three much read Dutch daily newspapers. As soon as possible the Bank and the Depositary shall send notice of these amendments and additions to the address of the Customer known to them. The provisions of paragraphs 2 and 9, however, are not capable of amendment.

11 In addition, the conditions regulating the relationship between the Customer and the Bank shall apply correspondingly to the custody, insofar as the above Rules do not differ from these conditions.

ABN AMRO Bank N.V.
ABN AMRO Effectenbewaarbedrijf N.V.

Rules ABN AMRO Global Custody N.V.

1 ABN AMRO Bank N.V., hereinafter referred to as the ’Bank’, and ABN AMRO Global Custody N.V., hereinafter referred to as ’AAGC’, shall cause all Rights (as hereinafter defined) that are held for a Customer pursuant to the relationship between the Customer and the Bank’s branch offices in the Netherlands, to be held exclusively by AAGC and to be exercised by AAGC for the benefit of the Customer, the foregoing insofar as reasonably possible in respect of the relevant Right. For the purposes hereof, ’Rights’ are all rights that are accepted as such by AAGC that the Bank and/or AAGC hold or holds in its or their own name for the benefit of Customers with respect to (i) bearer securities that are held outside the Netherlands, and (ii) non-bearer securities. For the purposes hereof, ’Securities’ are shares, bonds, options, warrants and all other tangible and intangible property that is accepted as such by AAGC.

2 AAGC shall have obligations with respect to the Rights held by it for the Customer only vis-à-vis the Customer. Only the Customer is entitled to give instructions to AAGC with respect to the Rights held for him. AAGC is not entitled to exercise the Rights other than in accordance with the instructions of the Customer and with these rules. The Customer shall give his instructions concerning the Rights to the Bank, which shall be acting on behalf of the Customer vis-à-vis AAGC.

3 AAGC shall make use of third parties to the extent it deems such use necessary in connection with its duties to its Customers. This use may include the placing of Securities in the custody of third parties and the obtaining of rights with respect to Securities through third parties. The Bank shall be entrusted with the selection of such third parties. The Bank shall not be liable for any shortcomings of such third parties, if it can prove that is has exercised due care in selecting these third parties. Should the Bank not be liable for the shortcomings of these third parties and should the Customer have suffered damage, the Bank shall in any case assist the Customer as much as possible in repairing his damage. AAGC shall not be liable for any shortcomings of such third parties, except in the event of wilful misconduct or gross negligence on the part of AAGC.

4 The benefits and burdens resulting from or connected with the Rights shall accrue to or, as the case may be, be for the account of the Customer, so that AAGC will not incur any economic or commercial risk in respect of the Rights.

5 The Bank is charged with the duties entailed by the administration of the Rights held by AAGC for the benefit of the Customer, including the collection of interests and dividends, realizing subscription rights, obtaining new coupon or dividend sheets, effecting conversions, lodging securities for the purpose of meetings as well as executing orders for the sale of securities, and with the giving (directly or indirectly) of instructions relating to these duties to correspondents. To the extent possible AAGC shall enable the Bank to perform these duties on behalf of AAGC when necessary. Except in the event of wilful misconduct or gross negligence on the part of AAGC, AAGC shall have no liability in connection with these duties.

6 Neither the Bank nor AAGC shall be under an obligation to record the serial numbers of the Rights or the Securities corresponding therewith, albeit that with regard to Rights with respect to Securities with special rights attached to specific numbers, such numbers shall be recorded separately for the Customer, and that to the extent the Rights or the Securities corresponding thereto are subject to drawings by lot, the Bank and AAGC shall ensure, each time a drawing takes place, that an amount or number of Rights or Securities corresponding therewith shall be allotted to the Customer.

7 The Customer shall be under an obligation to pledge to the Bank, whenever the Bank deems such pledge to be necessary, all present and future rights the Customer has or may acquire from time to time vis-à-vis AAGC concerning Rights that are held for the benefit of the Customer, including the rights to receive payment of the amounts received in connection with the Rights, for the purpose of securing all present or future claims of the Bank on the Customer, whether or not due and payable or contingent.

The Customer hereby irrevocably authorizes the Bank to create, on behalf of the Customer, a right of pledge on the rights of the Customer vis-à-vis AAGC which are referred to in the first paragraph of this Article, whenever the Bank deems the creation of such right of pledge to be necessary, and to notify AAGC of such right of pledge. The Bank is authorized to receive notification of such right of pledge on behalf of AAGC.

For so long as the Bank has not made a statement to the contrary, it is deemed to release, from time to time, the right of pledge, if and to the extent necessary to enable AAGC to honour the Customer's rights as if no pledge existed. From the moment the Bank informs AAGC that it no longer agrees to the rights of the Customer being honoured, no release of the right of pledge shall be assumed and AAGC shall refrain from honouring the rights of the Customer on the ground of the right of pledge of the Bank. The Bank shall not use this right unreasonably.
The Bank may enforce its rights as holder of a right of pledge notwithstanding the provision of article 2 hereof.

8 AAGC is under an obligation with respect to each type of Right to ensure at all times that the Rights of that type that are held by it conform in their contents and, where applicable, in their amount, with the rights of Customers vis-à-vis AAGC that correspond thereto. In the event that, for reasons that are not the result of wilful misconduct or gross negligence on the part of AAGC, the Rights held by AAGC of a specific type fall short compared to the rights corresponding thereto of Customers vis-à-vis AAGC, the deficiency in question shall be apportioned by AAGC among those Customers who held such rights vis-à-vis AAGC at the close of business on the day in the Netherlands preceding the day of discovery of the deficiency by the Bank in the Netherlands, pro rata to the amounts of their rights at the said moment.

In this case, AAGC is under no other obligation than to take measures to remove the cause of the deficiency to the extent possible. In particular, AAGC shall not be under an obligation to acquire Rights to eliminate the deficiency. The expenses incurred for the purpose of removing the cause of the deficiency shall be apportioned in the manner set forth in the preceding paragraph for a deficiency.

The apportionment referred to in the second paragraph shall be partly or wholly undone to the extent that the deficiency is reduced as a result of the measures taken by AAGC. As soon as AAGC discovers that an event has taken place which has caused or might cause a deficiency, AAGC shall have the right to refuse to execute instructions regarding the Rights of the relevant type, until it has been established that there shall be no deficiency or the deficiency has been apportioned. In such an event, AAGC shall act with the utmost speed and shall immediately inform the Customers involved of any apportionment.

9 The Bank shall debit the Customer's account on its books for the amounts due by the Customer to the Bank and AAGC for the performance of their duties hereunder.

10 The Bank guarantees to the Customer that the obligations of AAGC vis-à-vis the Customer will be properly fulfilled.

11 Amendments and additions to these rules, provided they are made jointly by the Bank and AAGC, shall also be binding on the Customer commencing one month after such amendments and additions have been publicized in at least three Dutch daily newspapers with a wide circulation and two non-Dutch financial newspapers with a wide circulation. The Bank and AAGC shall, as soon as possible, send notice of these amendments and additions to the address of the Customer known to them. The provision of article 10 hereof, however, is not capable of amendment.

12 In addition, the general conditions regulating the relationship between the Customer and the Bank as filed by the Netherlands Bankers' Association at the Registrar's Office of the Amsterdam District Court on December 22, 1995, as amended from time to time, shall apply correspondingly to the relationship between the Customer on the one hand and the Bank and AAGC on the other, insofar as the above rules do not differ from these conditions.

13 If and to the extent that any provision contained herein cannot be invoked on the ground of its unreasonably burdensome character or on grounds of reasonableness or fairness, such provision shall have the effect of a provision that would be valid, the purpose of which conforms to the first mentioned provision to such an extent that it must be assumed that such provision would have been included in these rules if the first mentioned provision had been omitted in view of its invalidity.

14 These rules and the activities of the Bank and AAGC governed hereby shall be governed by Netherlands law. Disputes concerning these rules and such activities shall be brought before the competent Court in Amsterdam. Notwithstanding the foregoing, the Customer shall, if acting as the plaintiff, be entitled - subject to the respective rules of the Geschillencommissie Bankbedrijf (Complaints Committee for Banking Business) and the Klachtencommissies Effectenbedrijf en Optiebeurs (Committees of Good Offices of the Amsterdam Stock Exchange and the Options Exchange) - to bring disputes before these committees. Notwithstanding the foregoing the Bank and AAGC, if acting as the plaintiff, are entitled to bring a dispute not before the Amsterdam Court, but before the foreign court having jurisdiction over the Customer.

ABN AMRO Bank N.V.
ABN AMRO Global Custody N.V.